Exhibit 32.1
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report on Form 10-K of GNC Holdings, Inc. (the "Company"), for the year ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Kenneth A Martindale, as Chief Executive Officer of the Company, and Tricia K. Tolivar, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kenneth A. Martindale
Name:	Kenneth A. Martindale
Title:	Chief Executive Officer
(Principal Executive Officer)
Date: March 25, 2020

/s/ Tricia K. Tolivar
Name:	Tricia K. Tolivar
Title:	Chief Financial Officer
(Principal Financial Officer)
Date: March 25, 2020

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.